Exhibit a.9



                      DUFF & PHELPS UTILITIES INCOME INC.

                             Articles of Amendment

     Duff & Phelps Utilities Income Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the corporation, as heretofore amended, is hereby further amended as follows:

         Article SECOND of the charter is hereby amended to read as follows

               SECOND. Name. The name of the corporation is DNP Select Income Fund Inc.

     SECOND: The foregoing amendment was approved by a majority of the entire board of directors of the corporation at a regular meeting held on February 22, 2002 and such amendment is limited to a change expressly authorized by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the corporation.

     THIRD: This amendment does not increase the authorized stock of the corporation.

     FOURTH: This amendment shall become effective at 5:00 p.m., Eastern Time, on April 23, 2002.

     IN WITNESS WHEREOF, Duff & Phelps Utilities Income Inc., has caused these articles to be signed in its name and on its behalf by its president and chief executive officer and attested by its secretary, on April 9th, 2002.

                                  DUFF & PHELPS UTILITIES INCOME INC.


                                  By   /s/ Nathan I. Partain
                                      ----------------------------------------
                                       Nathan I. Partain
                                       President and Chief Executive Officer



Attest:    /s/ T. Brooks Beittel
           --------------------------------------------
           T. Brooks Beittel, Secretary

     THE UNDERSIGNED, president and chief executive officer of Duff & Phelps Utilities Income Inc., who executed on behalf of said corporation the foregoing articles of amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing articles of amendment to be the corporate act of said corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                /s/ Nathan I. Partain
                                ---------------------------------
                                Nathan I. Partain
















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